Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 and S-3 (No. 333-68771, 333-99551, 333-121907, 333-152897 and 333-158164) of HCC Insurance Holdings, Inc. of our report dated February 26, 2010 relating to the consolidated financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP Houston, Texas March 1, 2010